Exhibit 99.1

           TUPPERWARE BRANDS REPORTS FOURTH QUARTER EARNINGS PER SHARE
              TOWARD HIGH END OF ITS OUTLOOK RANGE ON HIGHER SALES

    ORLANDO, Fla., Jan. 30 /PRNewswire-FirstCall/ -- Tupperware Brands (NYSE: TUP) today reported fourth quarter 2006 results as follows:

    Fourth Quarter Summary

    * Sales up 34% as reported and 29% in local currency to $486.5 million -- Beauty units acquired in December 2005 sold $135.8 million; organic local currency growth of 6%
       -- Other units' sales up 4% in local currency
    *  EPS at 65 cents including 5 cents from positive foreign exchange
    * EPS after adjustments at 74 cents, up 20 cents, or 37% from last year toward high end of previous guidance range, including 2 cents higher foreign exchange than included in guidance (see detail in the Non-GAAP Financial Measures Reconciliation Schedule).

    Full Year Summary

    *  Sales up 36% as reported and 35% in local currency to $1.74 billion
       -- Beauty units acquired in December 2005 sold $496.8 million; organic local currency growth of 3%
       -- Other units' sales were flat in local currency
    *  EPS at $1.54 up 13 cents from $1.41 last year
    * EPS after adjustments up 20% to $1.79 (see detail in the Non-GAAP Financial Measures Reconciliation Schedule)

    "We were pleased to finish the year strongly and to be giving 2007 guidance for sales improvements in all segments and pre-tax income up 11-14%. It is too early to fully predict the actual tax rate, but using our current assumption of a low 20% rate versus the 2006 rate of 12%, we foresee earnings per share, after adjustments, to be flat to down 5 cents," said Rick Goings, Chairman and CEO. "Both beauty segments reported solid fourth quarter sales growth, as did Tupperware North America and Asia Pacific. The quarter also included continued strong growth in the Tupperware emerging markets," Goings continued.

    Tupperware Brands will conduct a conference call tomorrow, Wednesday, January 31, at 10:00 am Eastern time. The conference call will be webcast and archived, along with a copy of this news release, at www.tupperwarebrands.com.

    Fourth Quarter Highlights

    As a result of a recent re-evaluation of its operating segments, the Company has changed its segment reporting to move Tupperware Mexico results into the Tupperware North America segment. The nature of the business and products in the Tupperware Mexico business are more similar to Tupperware United States and Canada. Previously reported information has been reclassified to reflect this change.

                            Tupperware Brand Segments

    Both Tupperware Asia Pacific and North America had double digit sales increases from last year. Local currency profit improved 38% in Asia Pacific, and the U.S. loss, declined 86% from last year. Sales and profit contributors during the quarter included Tupperware Mexico and Australia/New Zealand and the key emerging markets of China, India and Indonesia, which were up 25% in sales.

    Sales in Europe were up 9% as reported and up 1% in local currency. Excluding the South African beauty units in this segment, which only had sales in December 2005 following their acquisition; local currency sales were 3% lower. The sales decline was primarily from Germany where the average active sales force trend has not improved. This decline was partially offset by continued strong growth in Tupperware South Africa and in the emerging markets of Russia, Turkey and Poland, which were up 50%.

    Local currency profit declined 11% in Europe due to lower gross margin and higher selling and administrative expenses.

                                 Beauty Segments

    Sales were up in both beauty segments, led primarily by Fuller Cosmeticos Mexico along with BeautiControl North America. Sales results were also strong in Central and South America. Current sales and sales force trends support delivering 2007 growth in the Company's long-term 7-10% target range.

    Profit improved in International Beauty both organically and due to the inclusion of a full quarter's results this year, while BeautiControl North America declined compared with last year due to transition costs incurred for a new manufacturing facility along with higher operating costs associated with strong recruiting.

    Outlook

    "We continue to have heightened confidence that we can balance the puts and calls in our portfolio as we have developed a more diverse product and geographic mix. We have many markets growing and few are experiencing issues with actions in place for improvement in 2007," said Rick Goings, Chairman and CEO.

    2007 Full Year

    * Sales up 3-5% in local currency to $1.80 - $1.84 billion, including about $14 million from positive foreign exchange
    *  EPS of $1.56 to $1.61 including:
       -- $10.0 million re-engineering costs ($6.4 million after tax)
       -- $7.6 million land gains ($4.2 million after tax)
       -- $13.3 million intangible asset amortization ($9.3 million after tax) -- Higher effective tax rate in the low 20% range vs. 9% in 2006
    * EPS expected to be flat to down 5 cents compared with 2006, excluding re-engineering costs, intangible asset amortization and land gains.
       -- Reflects pre-tax income up 11-14% from higher profit from the segments (see details below) and 4-6 cents positive foreign exchange offset by:
          *  Higher interest expense of about $52 million vs. $47 million in
             2006
          *  Unallocated costs of  $35-37 million
          *  Significantly higher effective tax rate in the low-20% range

    Segment Outlook

    The 2007 full-year sales outlook is for mid-single digit sales increases in the Tupperware Asia Pacific and North America segments, and for a low- single digit sales increase in Europe. The Europe outlook assumes German sales trends improve during the year resulting in sales even with 2006.

    The return on sales in Europe is expected to increase from 16% in 2006, and the return on sales in Asia Pacific is expected to be about even with the 16% achieved in 2006. North America is expected to have a return on sales of 4-5%, including a small profit in the United States vs. a loss in 2006.

    Sales by the beauty segments are expected to increase by about 7% with a small improvement in return on sales by the International Beauty segment and a return on sales by BeautiControl North America flat to down slightly compared with 2006

    2007 First Quarter

    * Sales up 3-5% in local currency to $436 - $455 million, including about $8 million in positive foreign exchange
    *  EPS of 18-23 cents compared with 26 cents last year including:
       -- $3.2 million re-engineering after tax
       -- $2.2 million intangible asset amortization after tax
    * EPS of 27 to 32 cents excluding re-engineering costs, intangible asset amortization and land gains including:
       -- 2-3 cents from positive foreign exchange vs. 2006
       -- Sales improvement in all segments, except Europe
       -- Higher segment profit in Asia Pacific and North America, offset by lower segment profit in Europe, primarily from Germany, and the beauty segments vs. last year
       -- Higher interest expense

    Tupperware Brands Corporation is a global direct seller of premium, innovative products across multiple brands and categories through an independent sales force of 1.8 million. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products for consumers through its Avroy Shlain, BeautiControl, Fuller, NaturCare, Nutrimetics, Nuvo and Swissgarde brands.

    The Company's stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release, which are not historical fact and use predictive words such as "outlook" or "target" are forward-looking statements. These statements involve risks and uncertainties which include recruiting and activity of the Company's independent sales forces, the success of new product introductions and promotional programs, the ability to obtain all government approvals on land sales, the success of buyers in attracting tenants for commercial developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's most recent periodic report as filed in accordance with the Securities Exchange Act of 1934. The Company does not intend to regularly update forward-looking information.

    Non-GAAP Financial Measures

    The Company has utilized non-GAAP financial measures in this release, which are provided to assist in investors' understanding of the Company's results of operations. The adjustment items materially impact the comparability of the Company's results of operations. The adjusted information is intended to be more indicative of Tupperware Brands' primary operations, and to assist investors in evaluating performance and analyzing trends across periods.

    The non-GAAP financial measures exclude gains on land sales and re-engineering costs. While the Company is engaged in a multi-year program to sell land, this activity is not part of the Company's primary business operation. Additionally, the gains recognized in any given period are not necessarily indicative of gains which may be recognized in any particular future period. For this reason, these gains are excluded as indicated. Further, the Company has recorded gains related to an insurance settlement related to property damaged during Hurricane Charley in 2004. The Company reached a preliminary settlement in the fourth quarter of 2004 and a final settlement in the third quarter of 2006. These gains have also been excluded as they will not recur. Also, the Company periodically records exit costs as defined under Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" and other amounts related to rationalizing manufacturing and other re-engineering activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a more useful measure for analysis and predictive purposes.

    The Company has also elected to present financial measures excluding certain items directly related to its acquisition of Sara Lee Corporation's direct selling business in December 2005. The financing of the acquisition necessitated one-time payments to settle outstanding notes prior to their scheduled maturity dates. These payments were made in 2005 and will not recur. No amounts representing incremental interest on the Company's increased debt level are part of this exclusion. Additionally, in accounting for the acquisition, the Company is recording amortization of certain definite-lived intangible assets, primarily for the value of the independent sales forces acquired, and the purchase accounting write-up of the carrying value of other depreciable assets. The amortization expense of these assets will continue for several years; however, based on the Company's current estimates, this amortization will decline significantly as the years progress. As such, the Company believes that this non-cash charge will not be representative in any single year of amounts recorded in prior years or expected to be recorded in future years. Therefore, they are excluded from indicated financial information to also provide a more useful measure for analysis and predictive purposes. Additionally, the Company received a significant benefit from a tax-related settlement with its former parent in the fourth quarter of 2005 that will not recur and has excluded this benefit from indicated financial information.

    Finally, in the fourth quarter of 2006, the Company incurred a $1.2 million loss related to a fire at its former manufacturing facility in Halls, TN. The amount recorded is based on its current best estimate. As more information becomes available related to this event, adjustments may be necessary. This loss has been excluded as it is not part of the Company's ongoing operations and the timing of any adjustments, should they be necessary, is uncertain.

                          TUPPERWARE BRANDS CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                             13 Weeks       13 Weeks       52 Weeks       53 Weeks
                                              Ended          Ended          Ended          Ended
                                           December 30,   December 25,   December 30,   December 25,
(In millions, except per share data)           2006           2005           2006           2005
----------------------------------------   ------------   ------------   ------------   ------------
Net sales                                  $      486.5   $      361.8   $    1,743.7   $    1,279.3
Cost of products sold                             174.4          131.5          615.0          456.2
Gross margin                                      312.1          230.3        1,128.7          823.1

Delivery, sales and administrative
 expense                                          254.5          187.4          981.5          699.0
Re-engineering and impairment charges               2.8            8.9            7.6           16.7
Gains on disposal of assets, net                    1.5            0.6           12.5            4.0
Operating income                                   56.3           34.6          152.1          111.4

Interest income                                     1.1            1.6            8.1            3.8
Other income                                          -              -              -            0.5
Interest expense                                   13.7           33.0           55.1           48.9
Other expense                                       0.7            0.6            1.3            1.1

Income before income taxes                         43.0            2.6          103.8           65.7
Provision for (benefit from) income
 taxes                                              3.1          (29.4)           9.6          (20.5)
Net income before accounting change                39.9           32.0           94.2           86.2
Cumulative effect of accounting change
 (net of income taxes of $0.4 million)                -            0.8              -            0.8
Net income                                 $       39.9   $       31.2   $       94.2   $       85.4

Net income per common share:

Basic earnings per share:
     Before accounting change                      0.67           0.54           1.57           1.45
     Cumulative effect of accounting
      change                                          -          (0.01)             -          (0.01)
Basic                                      $       0.67   $       0.53   $       1.57   $       1.44

Diluted earnings per share:
     Before accounting change                      0.65           0.52           1.54           1.42
     Cumulative effect of accounting
      change                                          -          (0.01)             -          (0.01)
Diluted                                    $       0.65   $       0.51   $       1.54   $       1.41

                          TUPPERWARE BRANDS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                                13            13           Reported       Restated
                                           Weeks Ended    Weeks Ended          %              %          Foreign
                                           December 30,   December 31,        Inc            Inc         Exchange
(Amounts in millions, except per share)        2006           2005*          (Dec)          (Dec)         Impact
----------------------------------------   ------------   ------------   ------------   ------------   ------------
SALES
    Europe                                 $      176.2   $      162.1              9              1   $       12.0
    Asia Pacific                                   74.0           62.4             19             15            2.3
    North America                                  66.1           58.9             12             13           (0.3)
    BeautiControl North America                    38.0           35.8              6              6              -
    International Beauty                          132.2           42.6              +              +            0.8

                                           $      486.5   $      361.8             34             29   $       14.8

SEGMENT PROFIT (LOSS)
    Europe                                 $       36.0   $       37.6             (4)           (11)  $        2.7
    Asia Pacific                                   15.1           10.3             47             38            0.6
    North America                                   3.0           (1.0)             +              +              -
    BeautiControl North America                     4.2            6.0            (31)           (31)             -
    International Beauty                            9.9           (0.4)             +              +           (0.2)

                                                   68.2           52.5             30             22   $        3.1

Unallocated expenses                              (11.3)         (10.2)            10
Other, net                                          1.5            0.6              +
Re-engineering and impairment charges              (2.8)          (8.9)           (68)
Interest expense, net                             (12.6)         (31.4)           (60)

Income before taxes                                43.0            2.6              +
Provision for (benefit from) income
 taxes                                              3.1          (29.4)             -
Net income before accounting change                39.9           32.0             24
Cumulative effect of accounting change
 (net of income taxes of $0.4 million)                -            0.8              -

Net Income                                 $       39.9   $       31.2             28

Net Income per common share (diluted):
     Before accounting change              $       0.65   $       0.52             25
     Cumulative effect of accounting
      change                                          -          (0.01)

Net income per common share (diluted)      $       0.65   $       0.51             27


Average number of diluted shares                   61.3           61.2

                                                52            53           Reported       Restated
                                           Weeks Ended    Weeks Ended          %              %          Foreign
                                           December 30,   December 31,        Inc            Inc         Exchange
(Amounts in millions, except per share)        2006           2005*          (Dec)          (Dec)         Impact
----------------------------------------   ------------   ------------   ------------   ------------   ------------

SALES
    Europe                                 $      615.9   $      602.5              2              1   $        4.9
    Asia Pacific                                  239.7          204.5             17             17            0.3
    North America                                 255.5          253.6              1              -            0.7
    BeautiControl North America                   150.0          146.7              2              2            0.2
    International Beauty                          482.6           72.0              +              +            2.4

                                           $    1,743.7   $    1,279.3             36             35   $        8.5

SEGMENT PROFIT (LOSS)
    Europe                                 $       96.3   $      116.4            (17)           (18)  $        0.5
    Asia Pacific                                   37.9           20.5             85             76            1.1
    North America                                   8.7            0.5              +              +           (0.2)
    BeautiControl North America                    14.6           14.0              4              4              -
    International Beauty                           24.8            0.4              +              +           (0.3)

                                                  182.3          151.8             20             19   $        1.1

Unallocated expenses                              (36.4)         (28.3)            29
Other, net                                         12.5            4.0              +
Re-engineering and impairment
 charges                                           (7.6)         (16.7)           (55)
Interest expense, net                             (47.0)         (45.1)             4

Income before taxes                               103.8           65.7             58
Provision for (benefit from) income
 taxes                                              9.6          (20.5)             -
Net income before accounting change                94.2           86.2              9
Cumulative effect of accounting change
 (net of income taxes of $0.4 million)                -            0.8              -
Net Income                                 $       94.2   $       85.4             10

Net Income per common share (diluted):
     Before accounting change              $       1.54   $       1.42              8
     Cumulative effect of accounting
      change                                          -          (0.01)
Net income per common share
 (diluted)                                 $       1.54   $       1.41              9

Average number of diluted shares                   61.2           60.6

* Tupperware Mexico is now included in the North America segment. Prior period data has been reclassified to conform with current year presentation.

                          TUPPERWARE BRANDS CORPORATION
                                 RECONCILIATION
                       (In millions except per share data)

                                                     13 Weeks Ended                  13 Weeks Ended
                                                   December 30, 2006                December 31, 2005
                                             ------------------------------   ------------------------------
                                                                     Excl                            Excl
                                             Reported    Adj's      Adj's     Reported    Adj's     Adj's
                                             --------   --------   --------   --------   --------   --------
Segment profit (loss)
Europe                                       $   36.0              $   36.0   $   37.6        0.6a  $   38.2
Asia Pacific                                     15.1                  15.1       10.3                  10.3
North America                                     3.0                   3.0       (1.0)      (0.2)b     (1.2)
BeautiControl North America                       4.2                   4.2        6.0                   6.0
International Beauty                              9.9        6.3c      16.2       (0.4)       1.8c       1.4
                                                 68.2        6.3       74.5       52.5        2.2       54.7

Unallocated expenses                            (11.3)       0.1d     (11.2)     (10.2)       0.5e      (9.7)
Other, net                                        1.5       (1.5)f        -        0.6       (0.6)f        -
Re-eng and impairment chgs                       (2.8)       2.8g         -       (8.9)       8.9g         -
Interest expense, net                           (12.6)                (12.6)     (31.4)      25.5h      (5.9)
Income before taxes                              43.0        7.7       50.7        2.6       36.5       39.1
Provision for (benefit from)
 income taxes                                     3.1        2.0i       5.1      (29.4)      35.4i       6.0
Net income before accounting
 change                                          39.9        5.7       45.6       32.0        1.1       33.1
Cumulative effect of
 accounting change (net
 of income taxes of
 $0.4 million)                                      -          -          -        0.8       (0.8)
Net income                                   $   39.9   $    5.7   $   45.6   $   31.2   $    1.9   $   33.1

Net income per common share (diluted):
     Before accounting change                    0.65       0.09       0.74       0.52       0.02       0.54
     Cumulative effect of
      accounting change                             -          -          -      (0.01)      0.01          -
Net income per common share
 (diluted)                                   $   0.65   $   0.09   $   0.74   $   0.51   $   0.03   $   0.54

                                                     52 Weeks Ended                  53 Weeks Ended
                                                   December 30, 2006                December 31, 2005
                                             ------------------------------   -----------------------------
                                                                     Excl                             Excl
                                             Reported    Adj's      Adj's     Reported    Adj's      Adj's
                                             --------   --------   --------   --------   --------   --------
Segment profit (loss)
Europe                                       $   96.3              $   96.3   $  116.4        0.9a  $  117.3
Asia Pacific                                     37.9                  37.9       20.5        0.5a      21.0
North America                                     8.7                   8.7        0.5       (3.8)b     (3.3)
BeautiControl North
 America                                         14.6                  14.6       14.0                  14.0
International Beauty                             24.8       25.0c      49.8        0.4        1.8c       2.2
                                                182.3       25.0      207.3      151.8       (0.6)     151.2

Unallocated expenses                            (36.4)      0.2d      (36.2)     (28.3)       0.5e     (27.8)
Other, net                                       12.5      (12.5)f        -        4.0       (4.0)f        -
Re-eng and impairment
 chgs                                            (7.6)       7.6g         -      (16.7)      16.7g         -
Interest expense, net                           (47.0)                (47.0)     (45.1)      28.6h     (16.5)
Income before taxes                             103.8       20.3      124.1       65.7       41.2      106.9
Provision for (benefit
 from) income taxes                               9.6        4.9i      14.5      (20.5)      36.9i      16.4
Net income before
 accounting change                               94.2       15.4      109.6       86.2        4.3       90.5
Cumulative effect of
 accounting change
 (net of income taxes of
 $0.4 million)                                      -          -          -        0.8       (0.8)         -
Net income                                   $   94.2   $   15.4   $  109.6   $   85.4   $    5.1   $   90.5

Net income per common share (diluted):
     Before accounting
      change                                     1.54       0.25       1.79       1.42       0.07       1.49
     Cumulative effect of
      accounting change                             -          -          -      (0.01)      0.01          -
Net income per common
 share (diluted)                             $   1.54   $   0.25   $   1.79   $   1.41   $   0.08   $   1.49

(a) Machinery relocation costs incurred in connection with shift of capacity from Hemingway, South Carolina to other manufacturing facilities.

(b) Reduction of LIFO inventory reserve requirement from shift of capacity from Hemingway, South Carolina to other manufacturing facilities which report inventory on the FIFO basis of accounting was $0.4 million in the fourth quarter and $5.6 million YTD 2005. Offsetting these amounts were costs of $0.2 million in the fourth quarter and $1.8 million YTD 2005 costs related to transfer of machinery and equipment to other manufacturing facilities.

(c) Amortization of International Beauty intangibles and depreciation recorded as part of purchase accounting.

(d) Incentive compensation for the sale of land held for development near the Company's Orlando, Florida headquarters ("land sales").

(e) Discrete internal costs associated with the acquisition of International Beauty.

(f) YTD 2006 included $9.3 million for gains on land sales of which $2.7 million was recorded in the fourth quarter; $4.4 million gain recorded in the third quarter in connection to an insurance recovery from 2004 hurricane damage; and $1.2 million for an asset write down and for expenses recorded in the fourth quarter related to a fire at the former manufacturing facility in Tennessee. In 2005, amounts were for land sales.

(g) Primarily related to severance costs incurred to reduce headcount in the Company's Canada, Belgium, Philippines and European operations in 2006. The YTD 2005 re-engineering and impairment charges of $16.7 million included $10.2 million primarily related to severance costs incurred to reduce headcount in the Company's South Carolina, Orlando, Australian mold making, Belgium, France and Portugal operations, of which $2.4 million was recorded in the fourth quarter, and $6.5 million for impairment charges related to facilities in the United States, all of which was recorded in the fourth quarter.

(h) During the fourth quarter of 2005 the Company was required to pay a make-whole payment of $21.9 million for the call of its $150 million notes in connection with entering into new financing arrangements for the acquisition of International Beauty and $6.8 million for the discharge of obligations related to $100 million of bonds due in 2006. A credit of $3.2 million to recognize a deferred gain on an interest rate swap offset the quarter expenses. Year-to-date interest expense also included $3.1 million due to the early termination of an interest rate hedge agreement. This agreement was no longer an effective hedge due to a refinancing of the Company's debt associated with the acquisition of International Beauty.

(i) Provision for income taxes represents the net tax impact of adjusted items and $25.1 million for a favorable settlement of pre-1996 taxes in 2005.

     See information regarding non-GAAP financial measures in the attached press release.

                          TUPPERWARE BRANDS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                          Dec. 30,     Dec. 31,
(In millions)                                               2006         2005
------------------------------------------------------   ----------   ----------
Assets

Cash and cash equivalents                                $    102.2   $    181.5
Other current assets                                          494.6        485.1
  Total current assets                                        596.8        666.6

Property, plant and equipment, net                            256.6        254.5

Other assets                                                  841.0        813.0

  Total assets                                           $  1,694.4   $  1,734.1

Liabilities and Shareholders' Equity

Short-term borrowings and current
 portion of long-term debt                               $      0.9   $      1.1
Accounts payable and other current liabilities                375.4        447.5

  Total current liabilities                                   376.3        448.6

Long-term debt, less current portion                          680.5        750.5

Other liabilities                                             240.1        199.5

  Total shareholders' equity                                  397.5        335.5

  Total liabilities and shareholders' equity             $  1,694.4   $  1,734.1

Total Debt to Capital Ratio 63%
Capital is defined as total debt plus shareholders' equity

                          TUPPERWARE BRANDS CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                         52 weeks ended    53 weeks ended
                                                             Dec 30,           Dec 31,
(In millions)                                                 2006              2005*
------------------------------------------------------   --------------    --------------
OPERATING ACTIVITIES
    Net cash provided by operating activities            $        172.8    $        139.9

INVESTING ACTIVITIES
  Capital expenditures                                            (52.1)            (52.0)
  Purchase of International Beauty,
   net of acquired cash                                          (104.9)           (464.3)
  Proceeds from disposal of
   property, plant & equipment                                     25.5               8.0
  Payment to terminate interest rate hedge                            -              (3.1)

    Net cash used in investing activities                        (131.5)           (511.4)

FINANCING ACTIVITIES
  Dividend payments to shareholders                               (53.3)            (52.4)
  Net change in debt                                              (77.1)           (280.5)
  Other, net                                                        7.9             792.7

    Net cash (used in) provided by
     financing activities                                        (122.5)            459.8

Effect of exchange rate changes on cash and
 cash equivalents                                                   1.9               2.3

Net change in cash and cash equivalents                           (79.3)             90.6

Cash and cash equivalents at beginning of year                    181.5              90.9

Cash and cash equivalents at end of period               $        102.2    $        181.5

    * Prior year amounts reflect the reclassification of $27.4M of costs incurred to settle existing debt as part of the 2005 acquisition of Sara Lee Corporation's direct selling businesses. This amount was previously reported as a part of repayment of long-term debt and is now reported as part of net cash provided by operating activities.

                          TUPPERWARE BRANDS CORPORATION
                            SUPPLEMENTAL INFORMATION
                     Fourth Quarter Ended December 30, 2006

Sales Force Statistics (a):

                                                           AVG.
Segment                         DIST.      % CHG.         ACTIVE      % CHG.       TOTAL      % CHG.
---------------------------   ---------   --------       ---------   --------    ---------   --------
Europe                              785          6          96,317          4      364,782          8
Asia Pacific                        554        (11)         37,186          9      225,756        (16)
North America                       107         (2)(b)      68,013         (7)     244,319         (5)
  Tupperware                      1,446         (2)        201,516          1      834,857         (3)
BeautiControl North America         n/a        n/a          41,873         12      118,229         15
International Beauty                119         (9)        490,005         (1)     898,364         (4)
  Total                           1,565         (3)        733,394          -    1,851,450         (2)

(a) As collected by the Company and provided by distributors and sales force. Includes prior year salesforce data for units acquired in December 2005.

(b) North America and Canada distributor counts are no longer applicable due to the implementation of a new compensation plan. Tupperware Mexico is now included in the North America segment. Prior period data has been reclassified to conform with current year presentation.

SOURCE  Tupperware Brands Corporation
    -0-                             01/30/2007
    /CONTACT: Jane Garrard of Tupperware Brands Corporation, +1-407-826-4522/ /Web site: http://www.tupperware.com /
    (TUP)